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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121337) of Advance America, Cash Advance Centers, Inc. of our report dated March 28, 2005, relating to the consolidated financial statements which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Spartanburg, South Carolina
March 30, 2005

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  Exhibit 23.1